Exhibit 99.1

NEWS RELEASE

Coeur Announces Commencement of Exchange Offer

Chicago, Illinois – September 30, 2013 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE, TSX: CDM) today announced its offer to exchange certain of its outstanding unregistered notes for new registered notes in accordance with the terms of its registration rights agreement with existing holders of those notes.

Under the exchange offer, Coeur is offering to exchange (the “Exchange Offer”) up to $300,000,000 aggregate principal amount of its outstanding 7.875% Senior Notes due 2021 for a like principal amount of its new 7.875% Senior Notes due 2021 (the “Exchange Notes”).

The Exchange Offer will expire at 5:00 p.m., Eastern time, on October 29, 2013, unless extended (such date and time, as may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Coeur’s prospectus dated September 30, 2013, which has been filed with the Securities and Exchange Commission. Coeur has not authorized any person to provide information other than as set forth in the prospectus.

Additional Information

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, The Bank of New York Mellon, by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Christopher Landers.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated September 30, 2013, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About Coeur

Coeur Mining, Inc. is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia. In addition, the Company has two silver-gold feasibility stage projects – the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia. The Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.

Cautionary Note Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Offering Restrictions

This release does not constitute an invitation to participate in the Exchange Offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

For Additional Information:

Bridget Freas, Director, Investor Relations

(312) 489-5819

Donna Mirandola, Director, Corporate Communications

(312) 810-8138

www.coeur.com

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